Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 12, 2022, with respect to our audit of the consolidated financial statements of MingZhu Logistics Holdings Limited and its subsidiaries as of and for the year ended December 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Very truly yours,

/s/ AUDIT ALLIANCE LLP

AUDIT ALLIANCE LLP

October 12, 2022